UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

April 15, 2008

BIRD ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	000-51412	98-0454094
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Bird Acquisition Corp.
c/o Excel Maritime Carriers Ltd.
c/o 17th km National Road Athens-Lamia & Finikos Street
145 64 Nea Kifisia
Athens, Greece

(Address of principal executive office)

+ 30 210 62 09 520

(Registrant’s telephone number, including area code)

Quintana Maritime Limited
c/o Quintana Management LLC
Pandoras 13 & Kyprou Street
166 74 Glyfada
Greece

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

The disclosure regarding the credit facility under Item 2.03 hereof is incorporated by reference into this Item 1.01.

Item 2.03          Creation of a Direct Financial Obligation or and Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 14, 2008, Excel Maritime Carriers Ltd. (“Excel”) entered into a senior secured credit facility (the “Credit Facility”) in connection with its acquisition of Quintana Maritime Limited (the “Company”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 29, 2008, as amended, by and among Excel, Bird Acquisition Corp. (the “Merger Sub”) and the Company.  Pursuant to the Merger Agreement, on April 15, 2008, the Merger Sub merged with and into the Company, with the Company being the surviving entity and becoming a wholly-owned subsidiary of Excel (the “Merger”).  The Company changed its name from Quintana Maritime Limited to Bird Acquisition Corp. at the effective time of the Merger.

At the effective time of the Merger, the Company and its subsidiaries became guarantors, together with Excel’s other subsidiaries, of Excel’s obligations under the Credit Facility.

The Credit Facility consists of a $1 billion term loan and a $400 million revolving loan, each of which matures on April 1, 2016.  The term loan amortizes in thirty-two quarterly installments.  The loans under the Credit Facility are maintained as Eurodollar loans bearing interest at the London Interbank Offered Rate plus 1.25% per annum with overdue principal and interest bearing interest at a rate of 2% per annum in excess of the rate applicable to the loans. The security for the Credit Facility includes (among other assets) (i) mortgages on, and assignments of insurances and earnings with respect to, certain vessels currently owned by Excel and certain vessels currently owned by the Company, (ii) assignments of earnings, subject to the rights of existing financing parties, with respect to the vessels the Company sold and leased  in 2007 and now operates under bareboat charters and (iii) a pledge of shares in the guarantors and certain other material subsidiaries of Excel.

The Credit Facility includes representations and warranties, covenants, events of default and indemnities for the lenders, which are each customary and usual for credit facilities of this type. Loans under the Credit Facility will be subject to mandatory prepayments upon the occurrence of certain events, such as a sale or total loss of any vessel.

The lead arrangers under the Credit Facility are Nordea Bank Finland plc, London Branch, DVB Bank AG, Deutsche Bank AG Filiale Deutschlandgeschäft, General Electric Capital Corporation and HSH Nordbank AG.  Nordea Bank Finland plc, London Branch, is acting as administrative agent and issuing bank under the Credit Facility.  National Bank of Greece S.A., Credit Suisse and Fortis Bank are acting as co-arrangers for the Credit Facility.

Excel used a portion of the proceeds from the Credit Facility to pay for the cash portion of the Merger consideration and the transaction costs related to the Merger. The proceeds were also used to refinance certain vessels currently owned by Excel and the vessels currently owned by the Company and to pay the fees and expenses related thereto and to provide for working capital, capital expenditures and general corporate expenses.

Item 3.01          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 15, 2008, the Company notified NASDAQ that the Merger was completed and that each outstanding share of Quintana common stock had been exchanged for a right to receive $13.00 in cash and 0.3979 shares of Excel Class A common shares.  In addition, Company notified NASDAQ that the holders of Quintana’s outstanding Class A Warrants (the “Warrants”) at the effective time of the Merger received the right, upon proper exercise of their Warrants, to the Merger consideration they would have received had they exercised their Warrants immediately prior to the effective time of the Merger (minus an amount to be subtracted from the cash portion of Merger consideration equal to the applicable exercise price for the Warrants).

On April 15, 2008, the NASDAQ filed a notification of removal of the Company’s common stock and Warrants from listing on the NASDAQ Global Select Market with the Securities and Exchange Commission.

Item 3.03          Material Modification to Rights of Security Holders.

The disclosure regarding the Merger and the Merger Agreement under Item 5.01 hereof is incorporated by reference into this Item 3.03.

Item 5.01          Changes in Control of Registrant.

On April 15, 2008, the Company completed its Merger with Excel.  Pursuant to the Merger Agreement, the Merger Sub merged with and into the Company, with the Company being the surviving entity and becoming a wholly-owned subsidiary of Excel.  The Company changed its name from Quintana Maritime Limited to Bird Acquisition Corp. at the effective time of the Merger.

Pursuant to the Merger Agreement, at the effective time of the Merger each outstanding share of Quintana common stock was exchanged for a right to receive $13.00 in cash and 0.3979 shares of Excel Class A common shares.  In addition, holders of Quintana’s outstanding Warrants at the effective time of the Merger received the right, upon proper exercise of their Warrants, to the Merger consideration they would have received had they exercised their Warrants immediately prior to the effective time of the Merger (minus an amount to be subtracted from the cash portion of Merger consideration equal to the applicable exercise price for the Warrants).

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Merger, each of Corbin J. Robertson, Jr., Stamatis Molaris, Hans J. Mende, Corbin J. Robertson, III, Gurpal Singh Grewal, S. James Nelson, Jr. and Peter Costalas resigned as members of the board of directors of the Company in accordance with the Merger Agreement.  In addition, at the effective time of the Merger, Stamatis Molaris resigned as Chief Executive Officer, Nikos Frantzeskakis resigned as Chief Commercial Officer & Chief Operating Officer, Paul J. Cornell resigned as Chief Financial Officer, and Steve Putman resigned as Vice President, General Counsel, and Secretary of the Company in accordance with the Merger Agreement.

Pursuant to the Merger Agreement, the board of directors of the Company currently consists of Gabriel Panayotides, Ismini Panayotides and Eleftherios Papatrifon. In addition, pursuant to the Merger

Agreement, the current officers of the Company are Mr. Panayotides, President, Ms. Panayotides, Secretary and Mr. Papatrifon, Treasurer.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the Merger Agreement, the Company’s Articles of Incorporation and Bylaws were amended and restated at the effective time of the Merger to read in their entirety as the Articles of Incorporation and Bylaws of the Merger Sub.  The Company’s Articles of Incorporation and Bylaws are attached hereto as Exhibits 3.01 and 3.02 and incorporated into this Item 5.03 by reference.

The preceding disclosure under in this Current Report on Form 8-K is qualified in its entirety by reference to the Merger Agreement, which is included herein as Exhibits 2.01 and 2.02 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

2.01

Agreement and Plan of Merger, dated as of January 29, 2008, among the Company, Excel Maritime Carriers, Ltd. and Bird Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2008)

2.02

First Amendment to Agreement and Plan of Merger, dated February 7, 2008 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2008)

3.01	Amended and Restated Articles of Incorporation

3.02	Amended and Restated By-laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIRD ACQUISITION CORP.

	By:	/s/ Elefterios Papatrifon
Elefterios Papatrifon
Treasurer

Dated: April 21, 2008

EXHIBIT INDEX

2.01

Agreement and Plan of Merger, dated as of January 29, 2008, among the Company, Excel Maritime Carriers, Ltd. and Bird Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2008)

2.02

First Amendment to Agreement and Plan of Merger, dated February 7, 2008 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2008)

3.01	Amended and Restated Articles of Incorporation

3.02	Amended and Restated By-laws